SECOND AMENDMENT TO

AUBURN CORPORATE CENTER I
OFFICE LEASE

This Second Amendment to Office Lease (the Second Amendment) is made as of March 15th, 2006 by and between Fana Auburn, LLC, a Washington Limited Liability Company (“Landlord”), and Zones, Inc., a Washington corporation (“Tenant”). As parties hereto, Landlord and Tenant agree:

RECITALS

A.
Landlord and Tenant have entered into that certain Office Lease, dated as of June 9, 2003 (the “Lease”), wherein Tenant leased from Landlord that office space consisting of approximately 106,308 square feet of the Building located at 1102 15th Street SW, Auburn, Washington, such leased premises are more particularly described and depicted in the Lease. The Building is now commonly known as Auburn Corporate Center I. Subsequently, through lease amendment No. 1, the lease premises was re-defined as 106,273 rentable square feet.

B.
The parties now desire to increase the rentable square feet located on the first floor by approximately 18,923 square feet and to incorporate a lease inducement provision. The final size and location of the additional rentable square feet shall be determined by the actual space plan per BOMA standards.

NOW, THEREFORE, effective January 1st, 2007, the parties covenant and agree as follows:

1.	Section 1.4. - Premises, is replaced entirely as follows:

Premises:

Approximately 125,196 rentable square feet located in that certain building with an address of 1102 15th Street SW, Auburn, Washington and commonly referred to as Auburn Corporate Center I and located on Lot A of Auburn Lot Line Adjustment No. LLA-0004-91 recorded under Recording No. 9104171400, situated in Auburn, Washington (said Parcel, together with said Building, being herein referred to collectively as the “Property”), as such leased premises are more particularly described and/or depicted on Exhibit A-1 attached hereto and incorporated herein by this reference (“Premises”). The Premises includes the entire second floor of the Building other than 1,624 square feet of common areas. The balance of the Premises shall be located on the first floor of the building, as shown in Exhibit A-1. In addition to Tenant’s rights to use and occupy the Premises as hereinafter specified, Tenant shall have non-exclusive rights to use the Common Area (as defined in Section 1.16 below), but shall not have any rights to use the roof, exterior walls or utility raceways of the Building. Notwithstanding anything contained herein to the contrary, Tenant shall have the exclusive right of use of the two conference rooms located adjacent to the main lobby. The Property is more particularly described on Exhibit A-2 attached hereto. The Auburn 400 Corporate Park, Division One is referred to in this Lease as the “Project”. All square footage areas refereed to in this paragraph 1.4 may be confirmed by either party using current BOMA standards. If such measurements indicate that the Premises are larger or smaller than 125,196 rentable square feet, Annual Base Rent and Tenant’s Share (as defined in this Lease) shall be adjusted accordingly.

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2.	Section 1.5 - Term, is replaced as follows:

Term:

1.5(a) - For the 106,273 Square Foot Portion of the Premises:
Eleven (11) years commencing on September 1st, 2003 and expiring on August 31st, 2014.

1.5(b) - For the 18,923 Square Foot Portion of the Premises:
Ninety two (92) months commencing on January 1st, 2007 and expiring on August 31st, 2014.

Options to Extend are fully addressed in Sections 3.2 and 3.3.

3.	Section 1.7 - Initial Annual Base Rent, is replaced as follows:

Initial Annual Base Rent:

1.7(a) - With regard to the 106,273 Rentable Square Foot portion:

On and after the Commencement Date, Tenant shall pay Annual Base Rent during each year of the Lease Term as follows, all such rent being based on 106,273 rentable square feet of space in the Premises; provided, however, the reference to “w/o pocket” refers to Tenant’s right under Paragraph 2.3 to space pocket a designated area without occupying it or paying rent on it and the phrase “w/pocket” refers to Tenant’s obligation under Paragraph 2.3 to pay rent on such space upon occupancy during the first 24 months of the lease.

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Term	Annual Base Rent per Rentable Square Foot, NNN	Total Annual Base Rent, NNN	Monthly Installments of Base Rent, NNN
09/01/03-08/31/04	$0.00	$0.00	$0.00
09/01/04-08/31/05 (w/o pocket)	$9.45	$970,070.85	$80,839.24
09/01/04-08/31/05 (w/ pocket)	$9.45	$1,004,298.75	$83,691.56
09/01/05-08/31/06	$9.70	$1,030,867.50	$85,905.63
09/01/06-08/31/07	$9.95	$1,057,436.25	$88,119.69
09/01/07-08/31/08	$10.20	$1,084,005.00	$90,333.75
09/01/08-08/31/09	$10.45	$1,110,573.75	$92,547.81
09/01/09-08/31/10	$10.70	$1,137,142.50	$94,761.88
09/01/10-08/31/11	$10.95	$1,163,711.25	$96,975.94
09/01/11-08/31/12	$11.20	$1,190,280.00	$99,190.00
09/01/12-08/31/13	$11.45	$1,216,848.75	$101,404.06
09/01/13-08/31/14	$11.70	$1,243,417.50	$103,618.13

1.7(b) - With regard to the 18,923 Rentable Square Foot portion:

On and after the Commencement Date as defined in Section 1.5(b), Tenant shall pay additional Annual Base Rent during each year of the Lease Term as follows, all such additional rent being based on 18,923 additional rentable square feet of space in the Premises.

Term	Annual Base Rent per Rentable Square Foot, NNN	Total Annual Base Rent, NNN	Monthly Installments of Base Rent, NNN
01/01/07-08/31/14	$13.67	$258,677.41	$21,556.45

1.7(c) - With regard to the entire Rentable Square Foot portion(s):

Each year’s Annual Base Rent is payable in twelve equal installments, payable monthly in advance. Tenant shall pay Landlord for all Operating Expenses accruing under this Lease (herein, “NNN”), at all times from and after the Commencement Date.

4.	Section 39. - Lease Inducement is added as follows:

Lease Inducement:

Upon the commencement date, as defined in Section 1.5(b) Landlord shall pay Tenant a Lease Inducement fee of Twenty Five Thousand & 00/100 Dollars ($25,000.00).

5.	Section 3.4 - Termination Option, is replaced as follows:

Termination Option:

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Provided that Tenant is not in default hereunder, Landlord grants Tenant a One-Time Option to Terminate the Lease as of August 31st, 2011.

The Termination Option must be exercised by delivery of written notice to Landlord no later than August 31st, 2010.

As a Condition to the effectiveness of the Termination Option, Tenant shall pay and deliver to Landlord a Termination Fee of One Million, Seven Hundred, Seventy Five Thousand & 00/100 Dollars ($1,775,000.00) not later than May 31st, 2011.

6.	Section 1.17 - Tenant’s Share is amended as follows:

Tenant’s Share:

Notwithstanding anything contained herein to the contrary, upon the commencement date, as defined in Section 1.5(b), Tenant’s Percentage Share of all Operating Expenses (NNN) shall be calculated on the percentage of it’s rentable square feet compared to the total rentable square feet of the building.

This provision shall apply whenever and wherever any reference to “Tenant’s Share Percentage”, that being less than 100%, may appear within the Lease. All other language regarding Tenant’s Share, Operating Expenses (NNN) and definitions thereof shall remain unchanged and as originally written in the Lease.

7.	Section 1.2 - Landlord’s Address, is replaced as follows:

Fana Auburn, LLC
16400 Southcenter Parkway, #204
Tukwila, WA 98188

8.	Section 1.3 - Tenant’s Address, is replaced as follows:

Zones, Inc
Attn: Ronald McFadden
1102 15th Street SW, Ste #102
Auburn, WA 98001

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EXCEPT AS modified by this Amendment, the Lease remains in full force and effect in accordance with all of its terms and provisions.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first above written.

LANDLORD		TENANT

FANA AUBURN, LLC		ZONES, INC.
A WASHINTON LIMITED LIABILITY COMPANY		A WASHINGTON CORPORATION

By	/Michael W. Chase	By:	/Ronald McFadden

Title:	Authorized Signatory	Title:	Authorized Signatory
Date:	May 1, 2006	Date:	April 6, 2006

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ACKNOWLEDGEMENT OF LANDLORD

State of Washington	)
	)	ss.
County of King	)

On this ____ day of _______, _____, before me, a Notary Public in and for the State of Washington, personally appeared __________ to me known to be the _____________ of __________, and acknowledged said lease to be free and voluntary act and deed of said entity in his capacity as _____, and on oath stated that he was authorized and did execute the said lease for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written

Notary (public in and for the State of
Washington, residing at:

ACKNOWLEDGMENT OF TENANT

State of Washington	)
	)	ss.
County of King	)

On this ____ day of _______, _____, before me, a Notary Public in and for the State of Washington, personally appeared __________ to me known to be the _____________ of __________, and acknowledged said lease to be free and voluntary act and deed of said entity in his capacity as _____, and on oath stated that he was authorized and did execute the said lease for the uses and purposes therein mentioned.
  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written

Notary (public in and for the State of
Washington, residing at:

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